SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FPB BANCORP, INC.

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

March 9, 2007

To Our Shareholders:

The 2007 Annual Meeting of the Shareholders of FPB Bancorp, Inc. will be held at Tradition Town Hall, located at 10799 Civic Lane, Port St. Lucie, Florida 34987 on Wednesday, April 25, 2007, at 5:30 p.m. local time. The Annual Meeting will be preceded by a reception beginning at 4:30 p.m., which we hope you will be able to attend.

The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. Directors and officers of FPB Bancorp, Inc., and our wholly-owned subsidiary, First Peoples Bank, as well as a representative of the accounting firm Hacker, Johnson & Smith, P.A., will be present at the Annual Meeting to answer any questions you might have about the company. At the Annual Meeting, we also intend to discuss some of the highlights from 2006.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and signing the enclosed proxy card. Should you attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

On behalf of the Board of Directors and all the employees of FPB Bancorp, Inc. and First Peoples Bank, we look forward to seeing you at the Annual Meeting.

Sincerely,

Gary A. Berger	David W. Skiles
Chairman of the Board	President and Chief Executive Officer

NOTICE OF 2007 ANNUAL MEETING OF THE SHAREHOLDERS

TO BE HELD ON APRIL 25, 2007

The 2007 Annual Meeting of the Shareholders of FPB Bancorp, Inc. (“Annual Meeting”) will be held at Tradition Town Hall, located at 10799 Civic Lane, Port St. Lucie, Florida 34987 on Wednesday, April 25, 2007, at 5:30 p.m. local time to consider the following items:

1.	The election of three Class II members of the Board of Directors;

2.	The ratification of the appointment of Hacker, Johnson & Smith, P.A. as the independent auditors for FPB Bancorp, Inc. for the year ending December 31, 2007;

3.	Adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve either of the foregoing items; and

To transact any other business that properly comes before the Annual Meeting, or any adjournment thereof.

All holders of record of shares of FPB Bancorp, Inc., at the close of business on February 28, 2007, are entitled to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

David W. Skiles
President and Chief Executive Officer

Port St. Lucie, Florida

March 9, 2007

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of FPB Bancorp, Inc. (“FPB”) of proxies to be voted at the 2007 Annual Meeting of Shareholders, or at any adjournment thereof (“Annual Meeting”). This Proxy Statement is first being mailed to shareholders on or about March 9, 2007.

GENERAL INFORMATION

Where and when is the 2007 Annual Meeting?

•	Wednesday, April 25, 2007

•	5:30 p.m. local time, with a social hour beginning at 4:30 p.m.

•	Tradition Town Hall, 10799 Civic Lane, Port St. Lucie, Florida 34987

Who is entitled to vote at our 2007 Annual Meeting and what constitutes a quorum?

Only holders of record of our common stock at the close of business on February 28, 2007, the shareholder record date, will be entitled to vote at the Annual Meeting. Record holders representing a majority of our outstanding common stock, present in person or represented by proxies, constitute a quorum.

What are the voting rights of our shareholders?

Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act (“Act”), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Our Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares owned by him or her for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect on these types of matters under the Act.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

If your shares are held in “street name,” under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers’ shares on certain “routine” matters, including the election of directors. When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather are not counted at all for these matters. There are no non-routine matters to be voted upon at this Annual Meeting.

The close of business on February 28, 2007, has been fixed by the Board of Directors as the “record date” for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof. On the record date, there were 1,906,203 shares of FPB common stock outstanding which were held by approximately 1,500 shareholders.

A shareholder may abstain or withhold a vote with respect to any item submitted for shareholder approval. Abstentions and withheld votes will be counted as being present for purposes of determining the existence of a quorum, but will be counted as not voting in favor of any proposal brought before the Annual Meeting.

How do I vote?

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, dating, signing, and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

If you own shares through a brokerage firm in street name, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your broker on how your shares are to be voted. As with a Proxy Card, you may vote your shares by completing, dating, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

Who can attend our Annual Meeting?

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

We encourage you to vote your shares in advance of the Annual Meeting by one of the methods we have described, even if you plan to attend the Annual Meeting, so that we will be able to determine if a quorum is present. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Can I change my vote after I mail my proxy card?

You may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation, or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person. If your shares are held through a brokerage firm, you may change or revoke previously given voting instructions by contacting your brokerage firm, or by obtaining a legal proxy from the brokerage firm, and voting in person at the Annual Meeting.

MARKET INFORMATION AND STOCK OWNERSHIP

Our common stock is quoted on the NASDAQ Capital Market under the symbol “FPBI.” The market price for our stock is included in our Annual Report under the heading “Market Price for Registrant’s Common Equity and Related Stockholder Matters.”

The following table contains information regarding the only shareholder known to us to be the beneficial owner of 5% or more of the outstanding shares of FPB common stock as of the record date.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Alfred J. Cinque P.O. Box 2411 Palm Beach, Florida 33480-2411	134,290(1)	7.04%

(1)	As disclosed in a Schedule 13G filed with the Securities and Exchange Commission on October 17, 2006.

BOARD OF DIRECTORS MEETINGS

During 2006, the Board of Directors of FPB held 13 meetings. All the directors attended at least 75% of the total meetings of the Board of Directors and any committees on which they served. In 2006, FPB did not pay its directors fees for Board or Committee meetings. The Bank, however, did pay its directors fees.

COMMITTEES OF THE BOARD OF DIRECTORS

FPB’s Board of Directors is divided into the Audit/Compliance Committee, the Personnel/Compensation/Nominating Committee, and the Long-Range Planning and Building Committee. The Board of Directors believes that all current members of the Audit/Compliance and Personnel/Compensation/Nominating Committee are “Independent Directors” based on the National Association of Securities Dealers’ definition, in that they have no relationships that

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

would impair their abilities to objectively and impartially execute their duties. FPB President and Chief Executive Officer David W. Skiles, however, served as a member of the Personnel/Compensation/Nominating Committee in 2006, but did not participate in deliberations or votes concerning his compensation.

The composition of and number of meetings held by each Committee in 2006 is reflected in the following table:

Board Member	Audit/ Compliance	Personnel/ Compensation/ Nominating	Long-Range Planning and Building
John R. Baker, Sr.	—	X	Chair

Gary A. Berger	Chair	—	X

Donald J. Cuozzo	X	—	X

Ann L. Decker	—	Chair	—

Paul J. Miret	X	X	—

Robert L. Schweiger	X	—	—

Robert L. Seeley	X	X	—

David W. Skiles	—	X	X

Paul A. Zinter	—	—	X

Meetings in 2006	Four	One	Three

FPB Committees

Audit/Compliance Committee - Pursuant to its Charter, the Audit/Compliance Committee reviews FPB’s and the Bank’s auditing, accounting, financial reporting, and internal control functions. This Committee recommends the independent auditor and reviews its services. Each member of the Committee is considered independent under the NASDAQ rules. The Committee met four times in 2006. All Committee members attended at least 75% of the Committee meetings.

Report of the Audit/Compliance Committee

The Audit/Compliance Committee reviews FPB’s and the Bank’s auditing, accounting, financial reporting and internal control functions. This Committee recommends the independent auditor and reviews the independent auditor’s services.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

The audit functions of the Audit/Compliance Committee are focused on three areas:

•	The adequacy of FPB’s and the Bank’s internal controls and financial reporting process and the reliability of FPB’s and the Bank’s financial statements.

•	The performance of FPB’s and the Bank’s internal auditors and the independence and performance of FPB’s and the Bank’s independent auditors.

•	Ensuring FPB’s and the Bank’s compliance with legal and regulatory requirements.

The Audit/Compliance Committee also recommends to the Board the appointment of the independent auditors and reviews their performance, fees, and independence from management.

Members of the Audit/Compliance Committee met with management periodically to consider the adequacy of FPB’s and the Bank’s internal controls and the objectivity of their financial reporting. These matters were discussed with FPB’s and the Bank’s independent auditors and with appropriate company financial personnel. The independent auditors have unrestricted access to the Committee.

The Board of Directors has determined that none of the members of the Audit/ Compliance Committee has a relationship to FPB and the Bank that may interfere with the members’ independence from FPB and the Bank and its management.

Gary A. Berger, a Certified Public Accountant, with extensive auditing experience, has the requisite financial expertise to qualify as an “audit committee financial expert” as defined by Securities and Exchange Commission Rules. Accordingly, the Board has designated Mr. Berger to hold that position.

Management has primary responsibility for FPB’s and the Bank’s financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of FPB and the Bank in conformity with accounting principles generally accepted in the United States of America. The independent auditors discuss any issues they believe should be brought to the Audit/Compliance Committee’s attention. The Audit/Compliance Committee monitors these processes, relying without independent verification, on the information provided and on the representations made by management and the independent auditors.

This year, the Audit/Compliance Committee reviewed FPB’s unaudited Form 10-QSBs for quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, and audited financial statements as of, and for, the fiscal year ended December 31, 2006. The Audit/Compliance Committee met with both management and FPB’s and the Bank’s independent auditors to discuss those filings and financial statements. Management has represented to the Audit/Compliance Committee that the quarter ended filings and financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

The Audit/Compliance Committee has received from and discussed with Hacker, Johnson & Smith, P.A. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit/Compliance Committees). These items relate to that firm’s independence from FPB and the Bank. The Audit/Compliance Committee also discussed with Hacker, Johnson & Smith, P.A. any matters required to be discussed by the Statement on Auditing Standards No. 61. (Communication with Audit/Compliance Committee).

Based on these reviews and discussions, the members of the 2006 Audit/Compliance Committee recommended to the Board that FPB’s and the Bank’s audited financial statements be included in FPB’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

Chairman Gary A. Berger
Robert L. Seeley	Robert L. Schweiger
Donald J. Cuozzo	Paul J. Miret

Personnel/Compensation/Nominating Committee - is responsible for evaluating the personnel needs of FPB, independent of the Bank. This Committee also makes recommendations with respect to compensating those officers who perform services for FPB. FPB currently does not compensate, other than stock option grants and compensation received from the Bank, any of its officers and has no other employees. The Committee also considers and evaluates Board members and nominees, including shareholder nominees. Pursuant to its charter, it also recommends the assignments of Committee membership and develops training and educational programs for directors. FPB does not have any formal procedures or policies for considering shareholder nominations, but will consider shareholder nominations on a case-by-case basis. This Committee met once in 2006. All of the members (other than Mr. Skiles) are considered independent by Nasdaq’s definition, attended the meeting.

Long-Range Planning and Building Committee - meets to evaluate and assess the long-range needs and goals of FPB and the Bank, including expansionary activities. The Committee met three times in 2006. All committee members attended at least 75% of all Committee meetings, except Mr. Cuozzo who attended one of the meetings and Mr. Zinter who attended two.

Communications with the Board of Directors

FPB has no formal procedures for shareholders to communicate with the Board of Directors. Should a shareholder wish to submit a written communication to the Board, the shareholder can mail or deliver such communication either to Chief Executive Officer and President David W. Skiles or to Chairman of the Board Gary A. Berger c/o FPB Bancorp, Inc., 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952. Should a shareholder wish to address the Board in person, he or she can submit a request to either Mr. Skiles or Mr. Berger. Depending on the matter which the shareholder wishes to present to the Board and the Board’s schedule, the Board will consider such a request in determining whether to invite the shareholder to a Board meeting.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

■    PROPOSAL I. ELECTION OF DIRECTORS    ■

Our Board of Directors is presently comprised of nine members. Our Articles of Incorporation provide that directors shall be divided into three classes, with each group serving for staggered three-year terms. This year, three Class II directors are to be elected. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

The three nominees standing for re-election, Ann L. Decker, Paul J. Miret, and Robert L. Seeley, have all indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee.

Information relating to the business experience and age of each director nominee and continuing director is set forth below. Also included is information related to FPB’s non-director executive officers and the Bank’s other executive officers.

DIRECTOR NOMINEES

CLASS II

TERMS EXPIRING IN 2010

Ann L. Decker, age 55, is a director and Secretary of FPB and the Bank. Ms. Decker serves as the Executive Director of the Indian River Community College Foundation, Inc., in Fort Pierce, Florida. For over thirty years, Ms. Decker served as the District Manager for three different U.S. Congressmen that represented this area. Ms. Decker was formerly a co-owner of Intracoastal Printing, Inc., which was sold in 1990. Born in Chicago, Illinois, Ms. Decker has a Bachelor of Science degree in Professional Business Management from Barry University in Miami, Florida.

Paul J. Miret, age 60, is a director of FPB and the Bank. Mr. Miret is presently a realtor with RE/MAX 100 Riverside. Prior to that, he was the owner and operator of Sunshine Carpet Cleaning from 1978 to 1998 and of Ameri-Kleen Services from 1992 to 1998. He also owns and manages several residential rental units. From 1995 to 1997, Mr. Miret served on the Community Board of Riverside National Bank. Mr. Miret is also a past President of the Port St. Lucie Little League and the Port St. Lucie Exchange Club and a past director of the Port St. Lucie Chamber of Commerce.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Robert L. Seeley, age 82, is a director of FPB and the Bank. Mr. Seeley has been in private law practice in Florida for more than 40 years. Mr. Seeley was co-founder of the Stuart law firm of Fox, Wackeen, Dungey, Beard, Sobel and McCluskey, LLP, for which he currently serves “Of Counsel.” From 1973 to 1996, Mr. Seeley served as a director of Barnett Bank of the Treasure Coast. He also served as the founding director and Chairman of the Saint Lucie Medical Center and a former director of the St. Lucie and Martin County Economic Development Councils. Mr. Seeley completed his undergraduate studies at the University of Illinois and received his Juris Doctorate degree from the University of Florida.

CONTINUING DIRECTORS

CLASS III DIRECTORS

TERMS EXPIRING IN 2008

Gary A. Berger, age 57, is a director and Chairman of the Board for both FPB and the Bank. Mr. Berger is President of the accounting firm of Berger, Toombs, Elam, Gaines, and Frank, CPA. He is a graduate of Michigan State University and has been a certified public accountant since 1975. Mr. Berger is a member of the Rotary Club of Ft. Pierce, the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants. He is a past Treasurer of the United Way, past President of the St. Lucie County Economic Development Council and past President of the Rotary Club of Ft. Pierce, Florida.

Robert L. Schweiger, age 58, is a director of FPB and the Bank. He has been a resident of the Treasure Coast since 1974 and currently resides in Palm City. From 1994 to 1997, Mr. Schweiger served as an Advisory Board member—first with Port St. Lucie National Bank and then with First National Bank. He serves as a board member and officer of the Exchange CASTLE and previously served as founder/President of the Treasure Coast Children’s Home Society and Treasurer of the St. Lucie Boys & Girls Clubs. He studied for his BA degree at Colorado State University and American University of Beirut and for his MBA degree at Florida Atlantic University. Currently, Mr. Schweiger is a private financial investor and thoroughbred race horse owner and breeder.

David W. Skiles, age 59, is (CEO) Chief Executive Officer, President, and a director of FPB and the Bank. Prior to joining First Peoples Bank, he was a Vice President in charge of Martin County at 1st United/Wachovia Bank in Stuart and was Vice President/Senior Lender of Port St. Lucie National Bank. Mr. Skiles has a Bachelor of Science degree from Barry University, and an Associate Degree from Sinclair Community College in Dayton, Ohio. He currently serves on the (FAU) Florida Atlantic University Advisory Board, is Vice President of the Executive Committee and regular board member of the St. Lucie County (EDC) Economic Development Council. He is the current President of the St. Lucie County Education Foundation, and currently serves on the Florida Bankers Association, Government Relations Committee and the FBA Bank Pac Board, as well as on the boards of the YMCA of the Treasure Coast, Workforce Development Board of the Treasure Coast and the Arts Foundation of Martin County. He is past President of the St. Lucie County Chamber of Commerce and is a current member of the Stuart/Martin County and St. Lucie County Chambers. He served as Chairman of the St. Lucie County Chamber’s Port St. Lucie Area Council and is a current member of that

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

committee. He has served on numerous campaigns for the United Way of St. Lucie and Martin Counties, most notably as a past Campaign Chair in Martin County and as Chair of the Professional Division in St. Lucie County. Mr. Skiles also serves on the Advisory Board for St. Martin de Porres Catholic Church in Jensen Beach, Florida and is past Chairman of (BAP) Business Alliance for Prosperity in St. Lucie County. He was formerly District Governor and past President of Sertoma Club of Martin County.

CLASS I DIRECTORS

TERMS TO EXPIRE IN 2009

John R. Baker, Sr., age 57, is the Bank and FPB’s Vice Chairman of the Board. He graduated from the University of Georgia with a Bachelor of Business Administration degree in Real Estate. He moved to Stuart, Florida in 1981 and assumed the position of Vice President, General Manager of Bessemer Properties, Incorporated. Prior to moving to Stuart, Mr. Baker served as Director of Residential Sales for Bessemer in Atlanta, Georgia, where he began his real estate career in 1975. Mr. Baker is a former director of Barnett Bank of Martin County and is past President of Treasure Coast Builders Association and Florida Home Builders Association. He also served as Chairman of Housing and Finance Authority in Martin County and the Martin County Affordable Housing Task Force. Mr. Baker lives in Vero Beach and is in his 17th year as a youth soccer coach. He is employed with the Laurel Corporation in Vero Beach and is involved in all aspects of real estate.

Donald J. Cuozzo, age 53, is a director of FPB and the Bank. He received a Bachelor of Science degree in Environmental Technology from the Florida Institute of Technology in 1979. He began his work career in the public sector with the Martin County Growth Management Department before leaving to work with regional and national developers. In that role, he was instrumental in obtaining approval of the Martin Downs DRI amendment and in coordinating the acquisition and development of a number of large residential communities in Palm Beach and Martin Counties. Mr. Cuozzo also served as a principal with a large Palm Beach County based engineering firm where he gained extensive experience in the area of project management and coordination. In 1993, he co-founded Houston Cuozzo Group to provide planning, design and government-oriented strategic planning service for private and public sector clients in South Florida. Mr. Cuozzo has more than 30 years of experience planning and implementing numerous land developments throughout the region and has worked in nearly all facets of community and project development. Mr. Cuozzo is a founding member of the Martin County Business Development Board, a graduate of the first class of Martin County Leadership 91/92, a recipient of the 1991 Industry Appreciation Award for Outstanding Contribution to the Community, and a 2006 recipient of the Industry Appreciation Award for Martin County. He is a past Second Vice President of the Treasure Coast Builders Association. Mr. Cuozzo was appointed to the Treasure Coast Regional Planning Council by Governor Jeb Bush and served for four years in that position.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Paul A. Zinter, age 52, is a director of FPB and the Bank. He has been a resident of Port St. Lucie for 38 years, and was a member of the second graduating class from Fort Pierce Central High School. Mr. Zinter received a Bachelor of Arts degree in business administration from Eastern New Mexico University in 1975, where he majored in real estate and marketing and was managing partner of a family-owned real estate company. Mr. Zinter was past president and honorary member of the Rotary Club of Port St. Lucie and has been a local realtor/managing partner and business owner for the past 29 years.

Non-Director Executive Officers

Nancy E. Aumack, age 58, is FPB and the Bank’s Senior Vice President and Chief Financial Officer. Prior to joining the Bank in 2001, she was Senior Vice President and Chief Financial Officer of Independent Community Bank, Tequesta, Florida. In the period from 1997 to 1999, she served as Chief Financial Officer and Administrative Support Director for the engineering firm LBFH, Palm City, Florida. From 1995 to 1997, she served as Vice President and Chief Financial Officer for Treasure Coast Bank, Stuart, Florida, and from 1983 to 1995, she served as Vice President and Financial Accounting Officer for American Bank of Martin County in Stuart, Florida. Ms. Aumack received her A.S. degree in Banking and Financial Services from Indian River Community College in 1989. She is presently Chairman of the ARC of Martin County, Financial Partner for the Port St. Lucie Women on Wall Street, and a member of the Port St. Lucie Business Women.

P. Lee Brown, age 47, is FPB and the Bank’s Senior Vice President and Fort Pierce Area Executive. Prior to joining the Bank in 2003, he was Vice President and Commercial Lender for Riverside National Bank from 1988 to 2003. He is a 2005 graduate of the Graduate School of Banking at Louisiana State University and is a graduate of the National Commercial Lending School in Norman, Oklahoma. He received his A.A. degree from Indian River Community College in 1979 and B.S. degree in Business Management from the University of Florida in 1981. He is a Certified General Contractor, licensed with the State of Florida, member of the Treasure Coast Builders, board member for the St. Lucie County Fair and an active member of the Fort Pierce Rotary Club.

Thomas W. Eby, age 57, is FPB and the Bank’s Senior Vice President of Residential Lending. Prior to joining the Bank in 2005, he was the Wholesale Lending Manager for Indian River National Bank, Vero Beach, Florida. From 2002 to 2004 he was the Residential Lending Manager for Public Bank, Vero Beach, Florida. He also served as Vice President and Regional Sales Manager for Community Savings, West Palm Beach, Florida from 1999 to 2002. Mr. Eby has 32 years of Residential Lending experience. He received his undergraduate degree in Finance from the University of Miami, Miami, Florida, and graduated from the School for Executive Development from the University of Georgia. He is an active member of the Fort Pierce Exchange Club, a board member of Exchange Club C.A.S.T.L.E., a member of the St. Lucie, Indian River and Martin County Realtor boards, and a member of the Treasure Coast Builders Association.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Melissa M. Favorite, age 37, is FPB and the Bank’s Senior Vice President of Deposit Operations. She also serves as the Bank Secrecy Act Officer. Prior to joining the bank in 1999, Ms. Favorite was Assistant Vice President and Branch Manager for First National Bank & Trust Company of the Treasure Coast from 1997 to 1999. Prior to that she also served as Assistant Vice President – Lender for Port St. Lucie National Bank from 1988 to 1997. Ms. Favorite holds diplomas from the American Institute of Banking in General Banking, Consumer Lending and Commercial Lending. Ms. Favorite is a graduate of the Florida Bankers Association’s Florida School of Banking. She is an active member of the March of Dimes Walk America walk committee in which she has chaired for four years. She presently serves on the board of the Treasure Coast Division of the March of Dimes.

Stephen J. Krumfolz, age 55, is FPB and the Bank’s Senior Vice President and Port St. Lucie Area Executive. Prior to joining the Bank in 1999, he was Vice President and SBA Lending Manager for Riverside National Bank from January 1998 through June 1999. He served as Vice President and Commercial Lending Officer for Port St. Lucie National Bank from 1994 through 1997, and completed all phases of Barnett Bank’s Management Training Program during his employment from 1989 through 1994. Mr. Krumfolz received an Associate Degree in Banking through the American Institute of Banking and Indian River Community College in 1991, as well as a Core Credit School Certificate from Barnett Bank in 1992. He is an active member of the Port St. Lucie Breakfast Rotary Club and Treasure Coast Business on The Green.

Marge Riley, age 58, is FPB and the Bank’s Executive Vice President and Chief Operating Officer. She also serves as the Bank’s Security Officer, Compliance Officer and Information Systems Technology Officer. Ms. Riley joined the Bank while it was In Organization in 1998. Ms. Riley began her banking career in 1985 at M & I Western State Bank in Oshkosh, Wisconsin. After moving to Florida in 1987, she worked as Loan Review Specialist for Barnett Bank, Assistant Vice President, Loan Administration at Port St. Lucie National Bank, and Assistant Vice President, Branch Manager for First National Bank. She has A.S. Degrees in Accounting and Banking and Financial Services from Fox Valley Technical College in Appleton, Wisconsin. Ms. Riley is presently a board member and Allocations Chair for United Way of St. Lucie County, a board member for St. Lucie County Chamber Leadership Council, a board member for Pace Center for Girls in Fort Pierce, Florida, a past president and board member of the Port St. Lucie Business Women, a member of the Port St. Lucie Women on Wall Street, and a member of B.P.O.E. 1774 in Vero Beach, Florida. Ms. Riley’s spouse is Randy J. Riley.

Randy J. Riley, age 56, is FPB and the Bank’s Senior Vice President and Area Executive for Indian River County. Prior to joining FPB he was Senior Vice President and Area Executive for Indian River National Bank 2004-2005, Area President for Public Bank 2001-2004 and President and CEO of Citrus Financial Services, Inc. and Citrus Bank, NA 1989-2001. Mr. Riley has been in the banking business since 1970 and has worked for banks in Illinois, Wisconsin and Florida. Mr. Riley attended Elmhurst College, Elmhurst, IL, the Graduate School of Banking at the University of Wisconsin, and the School of Bank Marketing at the University of Colorado. Riley has also served as an instructor for the American Institute of Banking. He is currently Treasurer of Vero Beach Treasure Coast Kiwanis and a past Lt. Governor of Kiwanis Florida District. He has been an active participant in both Indian River Economic Development Division

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

and the Treasure Coast Legislative Delegation. He previously served as Chairman of the Junior Achievement Board of Directors, United Way Finance Division, and was on the boards of Indian River County Chamber of Commerce, SunUp, Mental Health Organization and Academy of Entrepreneurship. Mr. Riley’s spouse is Marge Riley.

William V. West, age 40, is FPB and the Bank’s Senior Vice President and Martin County Area Executive. Prior to joining the Bank in 2004, he was Vice President of Commercial Lending for Southern Community Bank of Southwest Florida, Naples, Florida. From 1999 to 2001, he served as Assistant Vice President and Commercial Lender for SouthTrust Bank in Naples, Florida. In 2001, he completed his Master of Business Administration in Finance, Summa Cum Laude, with International College. He completed his Bachelor of Arts in Organizational Management with Warner Southern College in 1996, and graduated from the Graduate School of Banking at Colorado in 2006. Mr. West also holds an Associate in Arts with an emphasis in Financial Institution Management from Brevard Community College and a Supervisory Skills Certificate from the American Institute of Banking. Mr. West is the President of the Education Foundation of Martin County, a director and immediate past President of the Jensen Beach Chamber of Commerce, the 2007 Chair of the Leukemia & Lymphoma Society Light the Night Walk, and Treasurer of the Entrepreneurship Foundation. In 2005, the Florida Economic Development Council awarded Mr. West the McLaughlin Award for his contributions to economic development in Florida.

The Board of Directors Recommends that the Shareholders

Vote “For” the Election of the Three Class II Director Nominees.

BENEFICIAL STOCK OWNERSHIP OF

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the current beneficial ownership of FPB common stock of each director and non-director executive officer as of the record date. The number and percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire through the exercise of stock options.

(Table to appear on next page)

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Name	Number of Shares Owned (4)		Right to Acquire(5)		% of Beneficial Ownership (15)
Nancy E. Aumack(1)	14,959	(6)	6,825		1.14%
John R. Baker(2)	15,276		5,512		1.09
Gary A. Berger(2)	22,785	(7)	14,103		1.92
P. Lee Brown(1)	23,090		4,777		1.46
Donald J. Cuozzo(2)	31,500	(8)	23,121		2.83
Ann L. Decker(2)	11,872		6,435		0.96
Thomas W. Eby(1)	8,875	(9)	1,575		0.55
Melissa M. Favorite(1)	7,542		3,202		0.56
Stephen J. Krumfolz(1)	6,493		6,352		0.67
Paul J. Miret(2)	26,985	(10)	20,786		2.48
Marge Riley(1)	20,434	(11)	11,184	(11)	1.64
Randy J. Riley(1)	20,434	(11)	11,184	(11)	1.64
Robert L. Schweiger(2)	66,706		5,316		3.77
Robert L. Seeley(2)	6,825	(12)	5,031		0.62
David W. Skiles(3)	33,428		32,613		3.41
William V. West(1)	20,017	(13)	4,777		1.30
Paul A. Zinter(2)	22,260	(14)	15,363		1.95

All directors and executive officers as a group (17 individuals)	339,047		166,972		24.40%

(1)	Executive Officer only.
(2)	Director only.
(3)	Director and Executive Officer.
(4)	Includes shares for which the named person:
•	has sole voting power and investment power;
•	has shared voting and investment power with a spouse; or
•	holds in an IRA or other retirement plan; but does not include shares that may be acquired by exercising stock options.
(5)	Includes shares that may be acquired by exercising stock options that are vested or will vest within 60 days.
(6)	Includes 2,404 shares owned by Ms. Aumack’s spouse in trust.
(7)	Includes 5,460 shares owned by a related business interest of Mr. Berger’s.
(8)	Includes 5,733 shares owned by Mr. Cuozzo’s spouse’s IRA.
(9)	Includes 550 shares owned by his spouse’s IRA.
(10)	Includes 5,775 shares owned by Mr. Miret’s spouse’s IRA.
(11)	Includes 15,413 shares and 8,559 options owned by Ms. Riley, 5,021 shares and 2,625 options owned by Mr. Riley.
(12)	Includes 1,575 shares owned by Mr. Seeley’s spouse in trust.
(13)	Includes 662 shares owned by Mr. West’s spouse’s IRA.
(14)	Includes 3,360 shares owned by Mr. Zinter’s spouse’s Keough Plan.
(15)	Under the rules of the Securities and Exchange Commission, the determinations of “beneficial ownership” of our common stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, which provides that shares will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of our common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

EXECUTIVE COMPENSATION

Our executive compensation program is designed to:

•	Attract and retain qualified management;

•	Meet short-term financial goals; and

•	Enhance long-term shareholder value.

FPB currently does not compensate its executive officers, other than granting stock options and the compensation that is paid by the Bank. We strive to pay each executive officer the base salary that would be paid on the open market for a fully qualified officer in that position. The Board of Directors, upon recommendation by the Bank’s Personnel/Compensation/ Nominating Committee, determined the level of base salary and any incentive bonus for the Chief Executive Officer and other officers of FPB and the Bank based upon competitive norms, derived from annual surveys published by several independent banking institutes or private companies specializing in analysis of financial institutions. Such surveys provide information regarding compensation of financial institution officers and employees based on the size and geographic location of the financial institution and serve as a benchmark for determining executive salaries. Actual salary changes and discretionary bonus awards are based upon the Board of Directors’ and the Bank’s Personnel/Compensation/Nominating Committee’s evaluation of FPB’s and the Bank’s performance, the officer’s responsibilities, and individual performance standards.

Personnel/Compensation/Nominating Committee Interlocks

In 2006, David W. Skiles, FPB’s and the Bank’s Chief Executive Officer and President, also served as a member of the Personnel/Compensation/Nominating Committee. Mr. Skiles participated in the Board’s deliberations regarding executive compensation, but did not participate in any deliberations regarding his own compensation.

Summary Compensation Table

The following table sets forth compensation information regarding FPB’s and the Bank’s Chief Executive Officer and President and two other officers who received compensation in 2006 at a level which is required to be disclosed herein.

(Table to appear on next page)

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Change in Pension Value & Non- Qualified Deferred Compensation Earnings	Stock Options	All Other Compensation		Total
David W. Skiles	2006	$150,000	$32,165	—		$4,668	—	$25,261	(1)	$212,094
Director, President & Chief Executive Officer	2005	$132,000	$10,875	$1,809	(2)	—	17,218	$11,300	(1)	$155,984

Marge Riley	2006	$112,500	$28,158	—		$3,285	—	$2,259	(3)	$146,202
Executive Vice President & Chief Operating Officer	2005	$98,500	$9,116	$1,809	(2)	—	4,800	$1,641	(3)	$111,066

Nancy E. Aumack	2006	$99,500	$23,925	—		$2,915	—	$2,026	(3)	$128,366
Senior Vice President & Chief Financial Officer	2005	$88,500	$7,500	$1,809	(2)	—	4,000	$1,482	(3)	$99,291

(1)	Automobile allowance, country club membership, 401(k) match and directors’ fees.
(2)	Value of stock award.
(3)	401(k) match.

AGGREGATED FISCAL YEAR-END OPTION VALUES

The following table discloses the aggregate value of the unexercised options held by the officers listed in the above Summary Compensation Table:

Name	Number of Shares Underlying Unexercised Options at December 31, 2006		Value of Unexercised In-the Money Options at December 31, 2006
	Exercisable	Unexercisable	Exercisable	Unexercisable
David W. Skiles	27,675	4,938	$131,770	$6,469
Marge Riley	8,559	—	$33,927	—
Nancy E. Aumack	6,825	—	$25,190	—

The following table discloses compensation paid by FPB or the Bank to FPB’s and the Bank’s directors in 2006.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	All Other Compensation(1)	Total
John R. Baker, Sr.	$12,750	$467	$13,217
Gary A. Berger	$14,950	$475	$15,425
Donald J. Cuozzo	$6,750	$234	$6,984
Ann L. Decker	$12,100	$521	$12,621
Paul J. Miret	$9,000	$803	$9,803
Robert L. Schweiger	$10,500	$165	$10,665
Robert L. Seeley	$10,000	$480	$10,480
Paul A. Zinter	$10,750	$81	$10,831

(1)	Imputed earnings on split-dollar insurance policies and interest on deferred compensation.

Employment Contracts

FPB currently does not have any employment contracts. The Bank, however, has entered into an employment agreement (“Agreement”) with David W. Skiles, effective May 1, 2005, with an initial term of three years. Under the terms of the Agreement, Mr. Skiles serves as the President and Chief Executive Officer of the Bank. The term of the Agreement is automatically renewed for one additional year on each anniversary of the effective date, until the earlier of April 30, 2008, or upon notice by one of the parties. The Bank’s Board or its Personnel/ Nominating Committee must annually review the Agreement and Mr. Skiles performance at the Bank to determine if such renewals should be continued. Mr. Skiles is also eligible to participate in the Bank’s Stock Option Plan dated January 14, 1999, in both the capacity of an employee and a director. The Agreement also provides that the Bank will pay for Mr. Skiles’ membership in a country club or other social club which may further his presence and recognition in the community.

Mr. Skiles may terminate the Agreement for any reason upon 90 days’ written notification to the Bank. In the event the Agreement is terminated by Mr. Skiles without “good reason” or by the Bank for “cause” (as those terms are defined in the Agreement), Mr. Skiles shall be entitled to no further compensation and shall be subject to a non-competition agreement. The non-competition agreement will prohibit Mr. Skiles from becoming employed at any financial institution in St. Lucie County, or in such other counties as the Bank may have a branch office, for one year (six months in the event of a change in control) following the termination of

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

the Agreement, for any reason. If the Agreement is terminated by the Bank for any reason other than “cause” or by Mr. Skiles for “good reason” he will be entitled to a severance payment equal to his annual base salary, which shall be payable in substantially equal semi-monthly installments. In addition, should the Bank undergo a “change in control” (as defined in the Agreement), Mr. Skiles will be entitled to receive a severance payment upon his termination equal to 2.9 times his current base salary, which shall be paid in two equal annual installments.

In addition, the Bank entered into Change in Control Agreements (“CIC Agreements”) in August 2005 with three of its executive officers, Nancy E. Aumack, Senior Vice President and Chief Financial Officer, Stephen J. Krumfolz, Senior Vice President and Port St. Lucie Area Executive, and Marge Riley, Executive Vice President and Chief Operating Officer. The CIC Agreements were made in recognition of these individuals’ continued service with FPB and the Bank, but do not constitute employment contracts that would give these individuals any right to continued employment with the Bank.

Both Mr. Krumfolz’s and Ms. Aumack’s CIC Agreements provide that if they are terminated without “just cause,” as defined in the CIC Agreements, as a result of a Change in Control of either FPB or the Bank, also as defined in the CIC Agreements, each will receive a severance payment in the amount of two times their “highest annual base salary,” which is defined to be their highest base salary plus their average annual bonus during the three years immediately preceding their termination. Ms. Riley’s CIC Agreement provides that she will receive two and a half times her highest annual base salary. The payments are to be made to the employees in one lump sum within ten days of the termination of employment. In addition, the employees are entitled to continued insurance benefits until the earlier of obtaining new employment with similar benefits or six months after termination.

All of the CIC Agreements provide for a term of two years, unless otherwise extended by the parties, commencing on August 1, 2005 and ending on July 31, 2007. In consideration of the Bank’s execution of these CIC Agreements, the employees have agreed that during the term of the CIC Agreements and for a period of six months following their termination for any reason other than a Change in Control, they will not become employed with another financial institution located in either St. Lucie County or Martin County, or otherwise compete with FPB or the Bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FPB does not have any related transactions with its directors or executive officers and it does not make loans to its directors or executive officers. Certain directors, executive officers, and their immediate family members are, however, customers of the Bank. It is anticipated that such individuals will continue to be customers in the future. Loans made to directors, executive officers, and their immediate families require approval of a majority of the disinterested directors approving the loan. All transactions between FPB, the Bank, and their directors, executive officers, the immediate family members of directors and executive officers, and any principal shareholders, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons, and in the opinion of management, did not involve more than the normal risk of collectability or present any other unfavorable features.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

As of December 31, 2006, loans to directors, executive officers, and their immediate family members represented approximately $2.8 million, or approximately 2.15% of the total loan portfolio, all of which are current and performing according to their terms.

PROPOSAL II.

RATIFICATION OF THE APPOINTMENT OF THE

■                    INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING                    ■

DECEMBER 31, 2007

Following consultation with the Audit/Compliance Committee, the Board of Directors intends to retain the accounting firm of Hacker, Johnson & Smith, P.A. (“Hacker, Johnson”), as the independent auditors for FPB and the Bank for the fiscal year ending December 31, 2007. A representative from the firm is expected to be present at the Annual Meeting to make a statement and to respond to any shareholder questions.

Audit Fees: The aggregate fees billed for professional services by Hacker, Johnson, in connection with the audit of the annual financial statements and the reviews of the financial statements included in FPB’s quarterly filings with the Securities and Exchange Commission for the fiscal years ended December 31, 2005 and December 31, 2006, were $39,000 and $57,000, respectively.

Tax Fees: In 2005 and 2006, Hacker, Johnson also billed FPB $4,475, and $5,600 respectively, for tax compliance and advice, including the preparation of FPB’s corporate tax returns.

All Other Fees: Beyond those fees described above, Hacker, Johnson did not bill FPB for any other services in 2005 or 2006.

In all instances, Hacker, Johnson’s performance of those services was pre-approved by FPB’s Audit/Compliance Committee, pursuant to its internal policies, except for the category of All Other Fees, which was less than 5% of the total fees.

In order to be adopted, this item must be approved by the holders of a majority of the outstanding shares of FPB’s common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not vote in favor of the appointment of Hacker, Johnson, the Board of Directors will consider the selection of other auditors.

The Board of Directors Recommends that the Shareholders

Vote “For” the Ratification of the Independent Auditor for the

Fiscal Year Ending December 31, 2007.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

PROPOSAL III.

■                    ADJOURNMENT OF THE ANNUAL MEETING                    ■

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes to approve Proposals I or II at the Annual Meeting. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this item as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that the Shareholders

Vote “For” the Approval of the Adjournment of the Annual Meeting.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and any person who beneficially owns more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers, and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on the review of copies of the filings we have received, or representations from such reporting persons, it is our belief that during 2006, the following directors and executive officers inadvertently made late Form 4 filings under Section 16(a): William V. West, David W. Skiles (two late filings), Marge Riley (two late filings), Melissa F. Favorite, Philip Lee Brown, Nancy Aumack (two late filings), Thomas W. Eby (three late filings) and Randy J. Riley.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for the 2008 Annual Meeting, a shareholder’s proposal to take action at such meeting must be received at our corporate headquarters at 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, on or before November 9, 2007. To be included in our proxy materials, proposals must comply with the Securities and Exchange Commission’s proxy rules as provided in 17 C.F.R. Section 240.14a-8.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by FPB. Proxies may be solicited by directors, officers, or our regular employees, in person or by telephone, e-mail, or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

LEGAL PROCEEDINGS

Neither FPB nor the Bank is, or has been during the last year, involved in any litigation or legal proceeding other than in the normal course of business.

AVAILABILITY OF OTHER INFORMATION

Accompanying this Proxy Statement is our 2006 Annual Report, which includes FPB’s Management Discussion and Analysis and audited financial statements. The Annual Report also serves as the Bank’s Annual Disclosure Statement. Additional copies of our Annual Report or our Form 10-KSB are available to shareholders at no charge. Any shareholder who would like a copy of either document may contact David W. Skiles, President and Chief Executive Officer, FPB Bancorp, Inc., 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, telephone number (772) 398-1388.

FPB currently files periodic reports (including Form 10-KSBs, Form 10-QSBs, Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. Information filed by FPB is also available for review on this website. The address of the website is www.sec.gov.

FPB Bancorp, Inc.

March 9, 2007

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

REVOCABLE PROXY

FPB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints the members of the Board of Directors of FPB Bancorp, Inc. (“FPB”), with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of FPB which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Tradition Town Hall, located at 10799 Civic Lane, Port St. Lucie, Florida 34987, on April 25, 2007, at 5:30 p.m., and at any and all adjournments thereof.

The undersigned shareholder of FPB may revoke this Proxy at any time before it is voted by either filing with the Corporate Secretary of FPB a written notice of revocation, by delivering to FPB a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL I: The election of three Class II directors, each for a three-year term;	FOR ●	AGAINST ALL ●	To withhold authority for any nominee, cross through his or her name:

Ann L. Decker

Paul J. Miret

Robert L. Seeley

PROPOSAL II: The ratification of the selection of Hacker, Johnson & Smith, P.A. as the independent auditors for FPB for 2007; and	FOR ●	AGAINST ●	ABSTAIN ●

PROPOSAL III: The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve Proposals I or II.	FOR ●	AGAINST ●	ABSTAIN ●

IN THEIR DISCRETION THE PROXY COMMITTEE IS AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before this Annual Meeting or any adjournments thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from FPB, prior to the execution of the Proxy, a Notice of the Annual Meeting and a Proxy Statement dated March 9, 2007.

No. of Common Shares Voting:	Signature:

Signature if held jointly:

ADDRESS LABEL	Date:

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.